Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT, dated as of September 23, 2002, by and between COMPUCREDIT CORPORATION, a Georgia Corporation (“CompuCredit” or “Pledgor”) and COLUMBUS BANK AND TRUST COMPANY, a state chartered bank organized under the laws of the State of Georgia (“CB&T” or “Secured Party”).

W I T N E S S E T H:

WHEREAS, CB&T and CompuCredit are party to the Receivables Purchase Agreement, dated as of October 20, 2000 and the Receivables Purchase Agreement, dated as of July 14, 2000 (together, as the same shall have been amended to the date hereof, the “CompuCredit Purchase Agreement”) and the Affinity Card Agreement, dated as of January 6, 1997 (as the same shall have been amended to the date hereof, the “Affinity Agreement”), among CB&T, CompuCredit and CompuCredit Acquisition Corporation; and

WHEREAS, CB&T and CompuCredit desire to amend the Affinity Agreement.

NOW, THEREFORE, in consideration of the amendment of the Affinity Agreement and the extension of the term thereof and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, it is hereby agreed by and between CB&T and CompuCredit as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Definitions.  All capitalized terms used herein or in any certificate or document or made or delivered pursuant hereto, and not otherwise defined herein or therein, shall have the meaning ascribed thereto in the Affinity Agreement or the CompuCredit Purchase Agreement; in addition, the following words and phases shall have the following meanings:

“Affinity Agreement” shall mean the Affinity Card Agreement, dated as of January 6, 1997 between CB&T, CompuCredit and CompuCredit Acquisition Corporation, as amended to the date hereof and as such agreement may be amended from time to time hereafter.

“Agreement” shall mean this Pledge and Security Agreement and all amendments hereof and supplements hereto.

“Bank Lien” shall have the meanings set forth in the Standby Receivables Purchase Agreement.

“Bankruptcy Event” shall mean:

(i)                                     CompuCredit shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its respective debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, or CompuCredit shall make a general assignment for the benefit of its respective creditors; or

(ii)                                  the commencement against CompuCredit of any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, and (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(iii)                               the commencement against CompuCredit of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or

(iv)                              CompuCredit shall consent to any of the acts set forth in clause (i), (ii) or (iii) above of this definition of “Bankruptcy Event”; or

(v)                                 CompuCredit shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due; or

(vi)                              CompuCredit shall not be solvent.

 “Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Atlanta, Georgia, Columbus, Georgia or any other city in which the principal executive offices of CB&T or CompuCredit are located, are authorized or obligated by law, executive order or governmental decree to be closed.

 “CFC I” shall shall mean CompuCredit Funding Corp., a Nevada corporation.

“CFC II” shall mean CompuCredit Funding Corp. II, a Nevada corporation.

“CFC Purchase Agreement” shall have the meaning assigned thereto in the Standby Receivables Purchase Agreement.

“Collateral” shall have the meaning set forth in Section 2.01.

 “CompuCredit Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Custodial Agent” shall mean Bank of America, N.A.

“Event of Default” shall mean:

(i)    a Bankruptcy Event shall have occurred;

(ii)   an Event of Default under Section 8.1(b)(i)(A)(1) of the Affinity Agreement;

(iii)  an Event of Default shall have occurred under the Standby Receivables Purchase Agreement; or

(iv)  Columbus Bank shall fail to have a valid and perfected security interest in the Collateral which failure is not cured within 15 days following receipt by LLC II of notice thereof and a request to cure; or

(v)   Except as permitted herein, a Bank Lien shall have been created with respect to the Collateral which Bank Lien is not released within 15 days following receipt by LLC II of notice thereof and a request to cure.

“Funding Exposure Amount” shall mean (i) the principal amount of CB&T’s projected originations of Receivables as determined in accordance with Exhibit A, and thereafter such greater or lesser amount as may be determined from time to time in accordance with Exhibit A, minus (ii) the amount of any Qualifying Letter of Credit issued in favor of CB&T pursuant to the Affinity Agreement or pursuant to the terms hereof or the Standby Receivables Purchase Agreement; provided, however, that the Funding Exposure Amount shall not be reduced by the amount of such Qualifying Letter of Credit until 90 days (or such other time period as shall be specified in Section 547 of the bankruptcy code, as amended after the date hereof, or any successor provision thereto) shall have elapsed following issuance of such Qualifying Letter of Credit.

“Issuer” shall mean, together, the CompuCredit Credit Card Master Note Business Trust CompuCredit Credit Card Master Note Business Trust, a Nevada business trust, and the CompuCredit Card Master Note Business Trust II, a Nevada business trust.

 “Lien” shall have the meaning set forth in the Standby Receivables Purchase Agreements; provided, however, that any lien or liens on receivables maintained pursuant to the Indenture, the CompuCredit Purchase Agreement, the CFC Purchase Agreement or the Transfer and Servicing Agreement shall not constitute a lien on the Residual Interests.

“Minimum Residual Valuation” shall mean, as of any date of determination, (i) an aggregate Residual Valuation of $150,000,000, and (ii) with respect to the Pledged Residual Interests, a Residual Valuation of 130% of the Funding Exposure Amount (calculated without regard to the proviso contained in the definition thereof).

“Pledged Residual Interests” shall mean the Residual Interests identified in Schedule A to the Standby Receivables Purchase Agreement, as such schedule may be revised from time to time and all rights appurtenant thereto under the Indenture.

“Pledged Stock” shall mean the stock described in Schedule A hereto.

“Proceeds” shall have the meaning set forth in Section 2.01.

“Qualifying Letter of Credit” shall mean a letter of credit in favor of CB&T issued by a financial institution with a long-term debt rating from Standard & Poor’s of “A”, “A2” from Moody’s Investors Service or the equivalent rating from another nationally recognized statistical rating organization .  The Qualifying Letter of Credit shall be substantially in the form attached as Exhibit B.

“Residual Interests” shall mean interests in, or secured by, the assets of the respective Issuers (including, without limitation, notes issued pursuant to the Indenture and rights of each Issuer under the applicable Indenture and the applicable Transfer and Servicing Agreement to receive distributions thereunder), which interests are owned, beneficially and of record, by CompuCredit or Affiliates of CompuCredit.

“Residual Valuation” shall mean, as of any date of determination, the value of the Residual Interests owned by CFC, CFC II and the Subsidiary LLCs, net of the fair value of the cost to service the receivables portfolios underlying such Residual Interests in excess of the the servicing income projected to be received therefor, in each case determined in accordance with GAAP and reported by CompuCredit pursuant to Section 4.02(a).

“Secured Obligations” shall have the meaning set forth in Section 2.02 hereof.

 “Shareholder Agreement” shall mean the Shareholder Agreement, dated as of the date hereof, between CompuCredit and CB&T, substantially in the form attached hereto as Exhibit D.

“Standby Receivables Purchase Agreement” shall mean (i) the Receivables Purchase and Security Agreement between CB&T and CFC, LLC, and (ii) the Receivables Purchase and Security Agreement between CB&T and CFC II, LLC; together, the “Standby Receivables Purchase Agreements”.

“Subsidiary LLC”shall mean each of CFC, LLC and CFC II, LLC; together the “Subsidiary LLCs”.

“Substitution Amount” shall mean (i) with respect to a Qualifying Letter of Credit issued in favor of CB&T in connection with a Lien created on Pledged Residual Interests by the Subsidiary LLCs, the greater of (x) 30% of the gross loan proceeds secured by such Lien, and (y) $10,000,000 (ten million dollars), (ii) with respect to a Qualifying Letter of Credit issued in favor of CB&T in connection with a Lien on the Collateral, 10% of the gross loan proceeds secured by such Lien(s), and (iii) with respect to a Qualified Letter of Credit issued in favor of CB&T in connection with a Lien or Liens created on (a) the Pledged Residual Interests by the Subsidiary LLCs and (b) the Collateral, the greater of (x) 35% of the gross loan proceeds secured by such Lien(s), and (y) $10,000,000 (ten million dollars).

“Transaction Documents” shall mean (i) the Affinity Agreement, (ii) this Agreement, (iii) the Standby Receivables Purchase Agreements, (iv) the Shareholder Agreement and (v) the Servicing Agreement.

 “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute; provided that if by reason of mandatory provision of law, the perfection or the effect of perfection or non-perfection of the security interest in the Collateral is governed by the Uniform Commercial Code of another jurisdiction or a similar or equivalent legislation as enacted in a relevant foreign jurisdiction, “UCC” means the Uniform Commercial Code or such legislation as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or effect of perfection or non-perfection.

“Valuation Date” shall have the meaning set forth in Section 4.02(a) hereof.

Section 1.02   Other Definitional Provisions.

(a)     All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

[END OF ARTICLE I]

ARTICLE II

SECURITY INTEREST

Section 2.01   Security Interest.

Grant of Security Interest.  To secure the obligations of CompuCredit and the Subsidiary LLCs to CB&T in respect of the Funding Exposure Amount and for so long as the Funding Exposure Amount is a positive amount, Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title, and interest in and to the Pledged Stock, together with whatever is receivable or received when any of the Pledged Stock or proceeds thereof or dividends paid thereon are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary (collectively, the “Collateral”), including without limitation, (a) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (b) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing, and (c) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Pledgor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Pledgor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (collectively, “Proceeds”); provided, however, unless and until an Event of Default has occurred and is continuing Pledgor has the right to receive and retain for its own use any dividends and interest on the Pledged Stock.

Section 2.02   Obligations Secured.  This Agreement secures, and the Collateral is collateral security for, the obligations of CompuCredit and the Subsidiary LLCs to CB&T in respect of the Funding Exposure Amount (the “Secured Obligations”).  The pledge and security interest granted hereunder shall terminate effective upon the reduction of the Funding Exposure Amount to zero.

(a)    Delivery of Pledged Stock.  All certificates or instruments representing or evidencing the Pledged Stock shall be delivered to the Custodial Agent and held on behalf of Secured Party on the date hereof simultaneously with the execution and delivery of this Agreement pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment (including stock powers) in blank, all in form and substance satisfactory to Secured Party.

(b)    Powers of Secured Party.  Pledgor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and upon the occurrence and continuation of an Event of Default may be exercised from time to time by Secured Party’s officers and employees, or any of them:  (a) to perform any obligation of Pledgor hereunder in Pledgor’s name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Secured Party’s rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Collateral and Proceeds; (e) to insure, process and preserve the Collateral and Proceeds; (f) to exercise all rights, powers and remedies which Pledgor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (g) to do all acts and things and execute all documents in the name of Pledgor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.  To effect the purposes of this Agreement, upon the occurrence and continuation of an Event of Default or otherwise upon instructions of Pledgor, Secured Party may cause any Collateral and/or Proceeds to be transferred to the name of Secured Party’s nominee.  If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Secured Party’s nominee, and thereafter Secured Party’s nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof.  The foregoing shall include, without limitation, the right of Secured Party’s nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Secured Party of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine.  All of the foregoing rights, privileges or options may be exercised without liability on the part of Secured Party’s nominee except to account for property actually received by Secured Party.  Secured Party shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01   Representations and Warranties.  Pledgor represents and warrants to Secured Party that (a) Pledgor is the owner and, prior to the delivery of the Pledged Stock to Secured Party, has possession or control of the Collateral and Proceeds; (b) Pledgor has the right (and has obtained any necessary consents) to pledge the Collateral and Proceeds; (c) all Collateral and Proceeds are free from liens and adverse claims, of any kind or character, except the lien created hereby; and (d) all statements and representations and warranties of the Pledgor contained herein are true and complete in all material respects.

[END OF ARTICLE III]

ARTICLE IV

COVENANTS

Section 4.01   Covenants of Pledgor.

(a)    Pledgor agrees (i) to pay and perform all Secured Obligations when due; (ii) to permit Secured Party to exercise its powers; and (iii) to execute and deliver such documents as Secured Party reasonably deems necessary to create, perfect and continue the security interests contemplated hereby.

(b)    Until the pledge and security interest granted hereunder terminates in accordance with Section 2.02, Pledgor agrees, with regard to the Collateral and Proceeds, unless Secured Party agrees otherwise in writing in its sole discretion, (i) except as permitted pursuant to Section 4.03 hereof, not to permit any Bank Lien on the Collateral or Proceeds, except in favor of Secured Party; (ii) other than as permitted pursuant to Section 4.03 hereof, not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, including, without limitation, pursuant to any hedging, factoring, collars, straddles, swaps or other derivative instruments in respect of the Pledged Stock; (iii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Secured Party to inspect the same and make copies thereof at any reasonable time with reasonable notice; (iv) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (v) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party’s interests in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

(c)    Pledgor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral and Proceeds arising from the Pledgor’s ownership of the Collateral and Proceeds, and upon the failure of Pledgor to do so, Secured Party at its option may pay any of them and shall in its reasonable discretion determine the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Secured Party shall be obligations of Pledgor to Secured Party, due and payable immediately upon demand, together with interest at the rate of 3 percentage points above the Columbus Bank “prime rate” in effect on the date said sum was first due, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

Section 4.02   Minimum Residual Valuation; Officer’s Certificate.

(a)   CompuCredit shall deliver to CB&T an Officer’s Certificate on the 20th day of each month (or if such day is not a Business Day, the next succeeding Business Day) in substantially the form attached hereto as Exhibit C to the effect that as of the last day of the immediately preceding calendar month (the “Valuation Date”) the aggregate Residual Valuation of the Residual Interests as a whole and the aggregate Residual Valuation of the Pledged Residual Interests are in each case greater than or equal to the Minimum Residual Valuation with respect thereto.

(b)   In addition to the Officer’s Certificate deliverable pursuant to the preceding subsection (a), CompuCredit shall deliver to CB&T within five Business Days of receipt of CB&T’s request therefor an Officer’s Certificate substantially in the form attached hereto as Exhibit C.  Any such request submitted by CB&T shall identify with reasonable specificity the circumstance or circumstances that give rise to CB&T belief that there may have occurred a material decrease in the Residual Valuation.

(c)   If as of any Valuation Date the Residual Valuation does not equal or exceed the Minimum Residual Valuation, or if for any other reason CompuCredit is unable to deliver to CB&T the Officer’s Certificate required pursuant to either of the preceding subsections (a) and (b), CompuCredit shall have 15 calendar days from the date such Officer’s Certificate was deliverable, in the case of an Officer’s Certificate deliverable pursuant to subsection (a), or 15 calendar days from the date of receipt of CB&T’s request therefor, in the case of an Officer’s Certificate deliverable pursuant to subsection (b) (or, in either case, if such 15th calendar day is not a Business Day, the next succeeding Business Day) to (A) obtain a Qualifying Letter of Credit in favor of CB&T in an amount equal to the Funding Exposure Amount, but without regard to the proviso contained in the definition thereof, determined as of such Valuation Date, or (B) deliver to CB&T an Officer’s Certificate substantially in the form attached hereto as Exhibit C to the effect that the aggregate Residual Valuation of the Residual Interests as a whole and the aggregate Residual Valuation of the Pledged Residual Interests are, as of the date of such Officer’s Certificate, in each case greater than or equal to the Minimum Residual Valuation with respect thereto.

Section 4.03   Liens.

(a)    Until the pledge and security interest granted hereunder terminates in accordance with Section 2.02, and except as otherwise permitted in this Section 4.03, CompuCredit shall not permit there to exist any Bank Lien on the Pledged Residual Interests.

(b)    CompuCredit may permit the Subsidiary LLCs to create Liens on the Pledged Residual Interests provided the following conditions have been satisfied prior to or contemporaneous with creation of such Lien: (i) the applicable Subsidiary LLC or CompuCredit shall have obtained a Qualifying Letter of Credit in favor of CB&T in an amount equal to the Substitution Amount; and (ii) CompuCredit shall have provided to CB&T not less than 10 Business Days prior to the creation of any Lien on the Pledged Residual Interests or any portion thereof an Officer’s Certificate with respect to the Residual Valuation, which Officer’s Certificate shall be in substantially the form attached hereto as Exhibit C.

(c)    CompuCredit may create Liens on the Collateral provided the following conditions have been satisfied prior to or contemporaneous with the creation of such Lien:

(i)    CompuCredit shall have obtained a Qualifying Letter of Credit in favor of CB&T in an amount equal to the Substitution Amount; and

(ii)   CompuCredit shall have provided to CB&T not less than 10 Business Days prior to the creation of any Lien on the Collateral or any portion thereof an Officer’s Certificate with respect to the Residual Valuation, which Officer’s Certificate shall be in substantially the form attached hereto as Exhibit C.

CB&T shall, if requested by CompuCredit in connection with a Lien granted by CompuCredit in accordance with this agreement, enter into an intercreditor agreement with the holder of such Lien, which intercreditor agreement shall contain usual and customary provisions regarding the rights and obligations of the senior and junior lienholders.

(d)    CompuCredit shall not create Bank Liens on the Collateral that would be junior to CB&T’s lien, and shall not permit a Subsidiary LLC to create Bank Liens on the Pledged Residual Interests that would be junior to CB&T’s lien, unless CompuCredit or such Subsidiary LLC, shall have obtained the prior written consent of CB&T; provided, however, that if (i) the aggregate Residual Valuation of the Residual Interests is equal to or greater than $175 million, and (ii) the net proceeds of the loan or loans secured by such junior lien or liens on the Pledged Residual Interests and/or the Collateral are not less than $5 million, then CB&T’s prior written consent shall not be required. CompuCredit shall cause the grantee of the security interest therein to enter into an intercreditor agreement with CB&T, which intercreditor agreement shall contain usual and customary provisions regarding the rights and obligations of the senior and junior lienholders.

(e)    Upon receipt of (i) a written request from CompuCredit for release of the Collateral and (ii) an Officer’s Certificate substantially in the form attached as Exhibit E, CB&T shall (i) direct the Custodial Agent to release and reassign all Pledged Stock and Pledged Residual Interests, (ii) remit to CompuCredit any cash or other stock, instruments, documents or property which it has held as collateral for the Secured Obligations, and (iii) execute any documents or instruments of release terminating its rights under this Agreement, the Shareholder Agreement and the Standby Receivables Purchase Agreement.

[END OF ARTICLE IV]

ARTICLE V

REMEDIES

Section 5.01   Remedies.  Upon the occurrence of any Event of Default, Secured Party shall have the right to declare immediately due and payable all or any of the Secured Obligations.  Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the UCC or otherwise provided by law and the right to contact all persons obligated to Pledgor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Secured Party.  All rights, powers, privileges and remedies of Secured Party shall be cumulative.  No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Upon the occurrence and during the continuance of a Event of Default, Secured Party may appropriate the Collateral and apply all Proceeds toward repayment of the Secured Obligations.  For any Collateral or Proceeds consisting of securities, Secured Party shall have no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so.

Section 5.02   Disposition of Collateral and Proceeds.  Upon the transfer of all or any part of the Secured Obligations, Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights, powers, privileges and remedies herein given.  Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Secured Obligations in such order of application as Secured Party may from time to time elect.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01   Amendment.  This Agreement and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by CB&T and CompuCredit in accordance with this Section 6.01.

Section 6.02   Governing Law.

(a)     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, MUSCOGEE COUNTY, GEORGIA, THE CITY OF COLUMBUS, GEORGIA, DEKALB COUNTY, GEORGIA OR THE CITY OF ATLANTA, GEORGIA.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO AND ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(c)     EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SUBSECTION (b) ABOVE OF THIS SECTION 6.02 IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUIT, ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS ON THE OTHER PARTY IN ANY OTHER MANNER PERMITTED BY LAW.

Section 6.03   Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of CompuCredit, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia 30346, Attention: General Counsel (facsimile no. (770) 206-6187), and (b) in the case of CB&T, 901 Front Avenue, Suite 202, Columbus, Georgia 31901 or P.O. Box 120, Columbus, Georgia 31902-0120, Attention:  President (facsimile no. (706) 649-4808); or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 6.04   Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 6.05   Assignment.  Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the parties hereto without the prior written consent of the non-assigning party.

Section 6.06   Further Assurances.  CB&T and CompuCredit agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Collateral for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other party of any change of the principal executive office of, or the jurisdiction of organization of, such party.

Section 6.07   No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of CB&T or CompuCredit, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.08   Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.09   Binding; Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 6.10   Headings.  The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 6.11   Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

COLUMBUS BANK & TRUST COMPANY

By:
Title:

COMPUCREDIT CORPORATION

By:
Title:

Schedule A

PLEDGED STOCK

Share Certificate No. 3 representing 490 shares of CompuCredit Funding Corp. common stock owned by CompuCredit Corporation

Share Certificate No. 2 representing 490 shares of CompuCredit Funding Corp. II common stock owned by CompuCredit Corporation

I

EXHIBIT A

CALCULATION OF GROSS FUNDING EXPOSURE AMOUNT

The following is the method for calculating the amount described in clause (i) of the definition of Funding Exposure Amount (the amount determined pursuant to this Exhibit, the “Gross Funding Exposure Amount”).

VARIABLES

“S”                          Average Daily Settlement Amount:  The average daily principal amount of receivables generated (“Average Daily Originations”) in Accounts that are subject to the Affinity Agreement (as amended) over the preceding two quarters.  The Average Daily Settlement Amount initially is $3 million.

“DNon-Reg.”              Standard Account Closure Period – Non-Regulatory States:  The applicable standard logistical period for the preparation and mailing of notices (15 days; “Logistical Period”) following the last date (“Purchase Termination Date”) on which receivables are purchased pursuant to the CompuCredit Purchase Agreement during which period CB&T projects it will continue to fund purchases and cash advances under the accounts in those states that do not require advance notice of the closure of accounts to new purchase and cash advance transactions (“Non-Regulatory States”; currently, all states except CA).

“DReg.”                    Extended Account Closure Period – Regulatory States:  The number of days following the Purchase Termination Date that CB&T projects it will continue to fund purchases and advances under the accounts in those states that impose cardholder notice obligations or other substantive restrictions that require advance notice of account closure to new transactions (“Regulatory States”).  Initially, California is the only state in which accounts are maintained that requires an advance notice period.  That period is 30 days plus a ten day logistical period for a total Extended Account Closure Period for California residents of 40 days.

“PNon-Reg.”               Percentage of Accounts Maintained in Non-Regulatory States:  The percentage of accounts, determined on the basis of the Average Daily Principal Balance over the preceding two calendar quarters of Accounts that are open in Non-Regulatory States as of the date of the calculation of the Funding Exposure Amount.  This percentage initially is 89.24%. CompuCredit will provide to CB&T the calculation of this percentage on each Adjustment Date.

“PReg.”                     Percentage of Accounts Maintained in Regulatory States:  The percentage of accounts, determined on the basis of Average Daily Principal Balance over the preceding two calendar quarters of Accounts that are open in Regulatory States as of the date of the calculation of the Funding Exposure Amount.  This percentage initially is 10.76%.  CompuCredit will provide to CB&T the calculation of this percentage on each Adjustment Date.

The Gross Funding Exposure Amount is the sum of (i) the product of (x) the Average Daily Settlement Amount, (y) the Standard Account Closure Period, and (z) the decimal equivalent of the percentage of accounts maintained in Non-Regulatory States, and (ii) the sum of the product(s) (calculated separately for each Regulatory State) of (x) the Average Daily Settlement Amount, (y) the applicable Extended Account Closure Period for the Regulatory State, and (z) the decimal equivalent of the percentage of accounts maintained in the Regulatory State.

The Gross Funding Exposure Amount is determined as follows:

Gross Funding Exposure Amount = (S)(DNon-Reg.)(PNon-Reg.) + (S) å(DReg.)(PReg.)

The Gross Funding Exposure Amount as of the date hereof is:

$3,000,000 (0.8924) (15) + $3,000,000 (0.1076) (40) = $53,070,000

ADJUSTMENTS

Average Daily Settlement Amount:  Beginning on July 31, 2003 and once every six months thereafter (each such date, an “Adjustment Date”) this amount will be adjusted; provided, however, that in the event an additional state is designated a Regulatory State pursuant to the following paragraph, or a state previously designated a Regulatory State is designated a Non-Regulatory State pursuant to the following paragraph, the Gross Funding Exposure Amount will be promptly recalculated following such designation with any increase in Gross Funding Exposure Amount to take effect 90 days following such designation.

Change In State or Federal Law Or Association Rules:  In the event that (A) there has occurred a change in (i) state or federal law, rule or regulation, (ii) an association rule or (iii) the policies of federal or state regulators or cardholder associations that imposes cardholder notice obligations or other substantive restrictions that require that accounts remain open following notice of termination, and (B) prudent and commercially reasonable practices in the industry dictate a change in account closure policies with respect to the Accounts, then the calculations herein described will in good faith be adjusted in consultation among CB&T, CompuCredit and their respective external counsel, so as to afford a substantially similar degree of funding exposure protection regarding said state or federal law or association rule equal to that afforded herein.  In the event that CompuCredit and CB&T cannot, within 5 business days of notice from one party to another of an asserted change in policy, resolve a dispute as to whether such change in legal, regulatory or cardholder association policy has occurred, or whether prudent and commercially reasonable practices in the industry dictate a change in account closure policies with respect to the Accounts, then such dispute shall be submitted for arbitration to independent legal counsel with expertise in the pertinent legal and regulatory issues, which independent legal counsel shall be acceptable to each of the parties.  Upon expiration of the 5 day dispute resolution period described in the preceding sentence, the parties shall have 10 business days to submit such dispute, together with their respective supporting materials, to the designated arbitrator.

EXHIBIT B

FORM OF QUALIFYING LETTER OF CREDIT

Date:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

Beneficiary	Applicant
Columbus Bank and Trust Company	CompuCredit Corporation
1125 First Avenue	245 Perimeter Center Pkwy.
Second Floor, Uptown Center	Suite 600
Columbus, Georgia 31901	Atlanta, Georgia 30346

Amount
Not Exceeding USD $
Not Exceeding
and 00/100’s US Dollars

Expiration
At Our Counters

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER                         WHICH IS AVAILABLE WITH                              BY PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND YOUR DRAFTS AT SIGHT DRAWN ON                            , ACCOMPANIED BY THE DOCUMENTS DETAILED BELOW:

A PURPORTEDLY SIGNED STATEMENT, OF AN OFFICER OF THE BENEFICIARY CERTIFYING THAT AN EVENT OF DEFAULT HAS OCCURRED UNDER THAT CERTAIN AFFINITY CARD AGREEMENT DATED                        BETWEEN YOU AND COMPUCREDIT CORPORATION’S FAILURE TO PERFORM UNDER SAID AFFINITY CARD AGREEMENT.

WE HEREBY AGREE WITH YOU THAT THE DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION, AS SPECIFIED HEREIN.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, ICC PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL XXX-XXX-XXXX.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 1 PAGE(S)

B-1

EXHIBIT C

OFFICER’S CERTIFICATE REGARDING RESIDUAL VALUATION

I am            [Officer Name]                     .  As of the date hereof, I am the         [title]                of CompuCredit Corporation (herein “CCRT”) and am duly authorized by CCRT and fully qualified to make on behalf of myself and CCRT this Certificate and to deliver same to Columbus Bank and Trust Company (“CB&T”), a federally regulated depository institution, for its material reliance thereon.

As defined in the Pledge and Security Agreement, dated as of September 23, 2002, the aggregate Residual Valuation of the Residual Interests as a whole and the aggregate Residual Valuation of the Residual Interests owned by the LLC Subsidiaries are in each case greater than or equal to the Minimum Residual Valuation with respect thereto.

IN WITNESS WHEREOF, I have hereunto set my hand on and of this      day of       , 2002.

Name:
Title:

C-1

EXHIBIT D

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT, dated as of September 23, 2002 by and between Columbus Bank and Trust Company, a state chartered bank organized under the laws of the State of Georgia (“CB&T”), and CompuCredit Corporation, a Georgia corporation (“CompuCredit”) (CB&T and CompuCredit sometimes hereinafter collectively referred to as the “Shareholders” or individually as a “Shareholder”).

PREAMBLE

WHEREAS, CompuCredit and CB&T are entering into an Amendment to Affinity Card Agreement, dated as of September 23, 2002 (the “Amendment”); and

WHEREAS, in order to secure its obligations under the the Affinity Card Agreement, as amended, CompuCredit has pledged 49% of the shares of common stock of each of CompuCredit Funding Corp. and CompuCredit Funding Corp. II (each, a “Company” and together, the “Companies”) set forth in Schedule A to the Pledge and Security Agreement, dated as of September 23, 2002, between CompuCredit and CB&T (the “Pledge and Security Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ELECTION OF DIRECTORS

Section 7.01   Election of Directors.  So long as no Event of Default shall have occurred and be continuing, CompuCredit shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement and the Pledge and Security Agreement.  During any period when both (a) an Event of Default has occurred and is continuing, and (b) a Company is not distributing as dividends to holders of its common stock amounts that CB&T reasonably determines to be appropriate, CompuCredit hereby covenants and agrees to vote all shares of capital stock of such Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control), at any time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election or removal of directors of the Company, or an increase or decrease in the number of directors in favor of and in order to elect as directors of such Company such persons as shall be designated by CB&T.

ARTICLE II

MISCELLANEOUS

Section 8.01   Transfer of Stock.  CompuCredit agrees not to transfer any of the shares of capital stock of the Companies unless the transferee (including transferees obtaining such shares in connection with a Permitted Transfer, as hereinafter defined) agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and unless CompuCredit has complied with applicable law in connection with such transfer.

Section 8.02   Duration of Agreement.  The rights and obligations of each party under this Agreement shall terminate upon the termination of the Pledge and Security Agreement.

Section 8.03   Severability; Governing Law.  If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 8.04   Costs of Enforcement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 8.05   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 8.06   Modification or Amendment.  Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by each of the Shareholders.

Section 8.07   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 8.08   Notices.  All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth herein or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties.

All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

Section 8.09   Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Pledge and Security Agreement.

Section 8.10   No Other Agreements.  Each party represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no party shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement in counterparts as of the date first above specified.

COMPUCREDIT CORPORATION

By:
Name:
Title:

COLUMBUS BANK AND TRUST COMPANY

By:
Name:
Title:

EXHIBIT E

OFFICER’S CERTIFICATE REGARDING FUNDING EXPOSURE AMOUNT

I am          [Officer Name]                    .  As of the date hereof, I am the           [title]                of CompuCredit Corporation (herein “CCRT”) and am duly authorized by CCRT and fully qualified to make on behalf of CCRT this Certificate and to deliver same to Columbus Bank and Trust Company (“CB&T”) for its material reliance thereon.

As defined in the Pledge and Security Agreement, dated as of September 23, 2002, the Funding Exposure Amount as of the preceding Valuation Date is equal to or less than zero and since the preceding Valuation Date nothing has occurred, and no circumstance exists, that would cause me to believe that the Funding Exposure Amount as of the date hereof is greater than zero.

IN WITNESS WHEREOF, I have hereunto set my hand on and of this      day of       , 2002.

Name:
Title:

E-1